Exhibit 10.22
REDEVELOPMENT CONTRACT
By and among
COMMUNITY REDEVELOPMENT AUTHORITY
OF THE VILLAGE OF
JACKSON, NEBRASKA
and
SIOUXLAND ETHANOL, LLC
July 20, 2006

TABLE OF CONTENTS

Page
PARTIES	1
RECITALS	1

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.01 Terms Defined in this Redevelopment Contract	2
Section 1.02 Construction and Interpretation	4

ARTICLE II
REPRESENTATIONS

Section 2.01 Representations by Village and Authority	5
Section 2.02 Representations of Redeveloper	6

ARTICLE III
OBLIGATIONS OF THE AUTHORITY AND THE VILLAGE

Section 3.01 Division of Taxes	7
Section 3.02 Issuance of TIF Indebtedness	8
Section 3.03 Pledge of TIF Revenues	9
Section 3.04 Grant of Proceeds of Bonds	9
Section 3.05 Creation of Fund	9

ARTICLE IV
OBLIGATIONS OF REDEVELOPER

Section 4.01 Construction of Project; Insurance	9
Section 4.02 Cost Certification	10
Section 4.03 Redeveloper to Operate Project	11
Section 4.04 Authority Costs	11
Section 4.05 No Discrimination	11
Section 4.06 Pay Real Estate Taxes	12
Section 4.07 Payment in Lieu of Taxes	12
Section 4.08 No Assignment or Conveyance	12

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Page
ARTICLE V
FINANCING REDEVELOPMENT PROJECT; ENCUMBRANCES

Section 5.01 Financing	14
Section 5.02 Encumbrances	14

ARTICLE VI
DEFAULT, REMEDIES; INDEMNIFICATION

Section 6.01 General Remedies of Authority and Redeveloper	15
Section 6.02 Additional Remedies of Authority	15
Section 6.03 Remedies in the Event of Other Redeveloper Defaults	17
Section 6.04 Enforced Delay Beyond Party’s Control	17
Section 6.05 Limitation of Liability; Indemnification	18

ARTICLE VII
MISCELLANEOUS

Section 7.01 Notice Recording	19
Section 7.02 Governing Law	19
Section 7.03 Binding Effect; Amendment	19

Execution by the Authority	20
Execution by the Redeveloper	21

Exhibit A — Description of Redevelopment Area
Exhibit B — Description of Project
Exhibit C — TIF Indebtedness
Exhibit D — Project Costs
Exhibit E — Redevelopment Plan

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REDEVELOPMENT CONTRACT
          This Redevelopment Contract is made and entered into as of the 20th day of July, 2006, by and between the Community Redevelopment Authority of the Village of Jackson, Nebraska (“Authority”), and Siouxland Ethanol, LLC, a Nebraska limited liability company (“Redeveloper”).
WITNESSETH:
          WHEREAS, Authority is a duly organized and existing community development agency, a body politic and corporate under the laws of the State of Nebraska, with lawful power and authority to enter into this Redevelopment Contract, acting by and through its Chair or Vice Chair and Members;
          WHEREAS, the Village of Jackson, Nebraska (the “Village”), in furtherance of the purposes and pursuant to the provisions of Section 2 of Article VIII of the Nebraska Constitution and Sections 18-2101 to 18-2154, Reissue Revised Statutes of Nebraska, 1997, as amended (collectively the “Act”), and pursuant to Resolution No. 05-03 of the Village dated August 1, 2005, has designated an area in the Village as blighted and substandard; and
          WHEREAS, pursuant to Section 18-2119 of the Act, Authority has solicited proposals for redevelopment of the blighted and substandard area and Redeveloper submitted a redevelopment contract proposal;
          WHEREAS, Authority and Redeveloper desire to enter into this Redevelopment Contract for acquisition and redevelopment of a parcel in the blighted and substandard area;
          NOW, THEREFORE, in consideration of the Redevelopment Area and the mutual covenants and agreements herein set forth, Authority and Redeveloper do hereby covenant, agree and bind themselves as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
Section 1.01 Terms Defined in this Redevelopment Contract.
          Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Redevelopment Contract, such definitions to be equally applicable to both the singular and plural forms and masculine, feminine and neuter gender of any of the terms defined:
          “Act” means Section 2 of Article VIII of the Nebraska Constitution, Sections 18-2101 through 18-2154, Reissue Revised Statutes of Nebraska, 1997, as amended, and acts amendatory thereof and supplemental thereto.
          “Authority” means the Community Redevelopment Authority of the Village of Jackson, Nebrask.
          “Certificate of Completion” means a certificate, executed by a Manager or other duly authorized officer of Redeveloper, representing and warranting that the Project is substantially complete.
          “Governing Body” means the Mayor and Village Board of the Village.
          “Holder” means the holders of TIF Indebtedness issued by the Authority from time to time outstanding.
          “Liquidated Damages Amount” means the amounts to be repaid to Authority by Redeveloper pursuant to Section 6.02 of this Redevelopment Contract.

          “Project” means the improvements to the Redevelopment Area, as further described in Exhibit B attached hereto and incorporated herein by reference and, as used herein, shall include the Redevelopment Area real estate.
          “Project Cost Certification” means a statement prepared and signed by an independent certified public accountant verifying the payment of Project Costs identified on Exhibit D.
          “Project Costs” means only costs or expenses incurred by Redeveloper to acquire, construct and equip the Project pursuant to the Act as identified on Exhibit D.
          “Redeveloper” means Siouxland Ethanol, LLC, a Nebraska limited liability company.
          “Redevelopment Area” means that certain real property situated in the Village of Jackson, Dakota County, Nebraska, which has been declared blighted and substandard by the Village pursuant to the Act, and which is more particularly described on Exhibit A attached hereto and incorporated herein by this reference.
          “Redevelopment Contract” means this redevelopment contract between Authority and Redeveloper dated July 20, 2006, with respect to the Project.
          “Redevelopment Plan” means the Redevelopment Plan for the Redevelopment Area, prepared by the Authority and approved by the Village pursuant to the Act, as amended from time to time, a true and correct copy of which is attached hereto as Exhibit E.
          “Resolution” means the Resolution of the Authority dated November 7, 2005, as supplemented from time to time, approving this Redevelopment Contract.
          “TIF Indebtedness” means any bonds, notes, loans, and advances of money or other indebtedness, including interest and premiums, if any, thereon, incurred by the Authority pursuant to Article III hereof and secured in whole or in part by TIF Revenues.

          “TIF Revenues” means incremental ad valorem taxes generated by the Project which are allocated to and paid to the Authority pursuant to the Act.
          “Village” means the Village of Jackson, Nebraska.
Section 1.02 Construction and Interpretation.
          The provisions of this Redevelopment Contract shall be construed and interpreted in accordance with the following provisions:
     (a) Wherever in this Redevelopment Contract it is provided that any person may do or perform any act or thing the word “may” shall be deemed permissive and not mandatory and it shall be construed that such person shall have the right, but shall not be obligated, to do and perform any such act or thing.
     (b) The phrase “at any time” shall be construed as meaning “at any time or from time to time.”
     (c) The word “including” shall be construed as meaning “Including, but not limited to.”
     (d) The words “will” and “shall” shall each be construed as mandatory.
     (e) The words “herein,” “hereof,” “hereunder,” “hereinafter” and words of similar import shall refer to the Redevelopment Contract as a whole rather than to any particular paragraph, section or subsection, unless the context specifically refers thereto.
     (f) Forms of words in the singular, plural, masculine, feminine or neuter shall be construed to include the other forms as the context may require.
     (g) The captions to the sections of this Redevelopment Contract are for convenience only and shall not be deemed part of the text of the respective sections and shall not vary by implication or otherwise any of the provisions hereof.

ARTICLE II
REPRESENTATIONS
Section 2.01 Representations of Authority.
          Authority makes the following representations and findings:
     (a) Authority is a duly organized and validly existing community development agency under the Act.
     (b) The Redevelopment Plan has been duly approved and adopted by the Village pursuant to Section 18-2109 through 18-2117 of the Act, and is hereby approved by the Authority.
     (c) The Authority has requested proposals for redevelopment of the Redevelopment Area pursuant to section 18-2119 of the Act, and deems it to be in the public interest and in furtherance of the purposes of the Act to accept the proposal submitted by Redeveloper as specified herein.
     (d) The Redevelopment Project will achieve the public purposes of the Act by, among other things, increasing employment, improving public infrastructure, increasing the tax base, and lessening conditions of blight and substandard in the Redevelopment Area.
     (e) (1) The Redevelopment Plan is feasible and in conformity with the general plan for the development of the Village as a whole and the plan is in conformity with the legislative declarations and determinations set forth in the Act, and
     (2) (i) the Project would not be economically feasible without the use of tax-increment financing,
          (ii) the Project would not occur in the Redevelopment Area without the use of tax-increment financing, and
          (iii) the costs and benefits of the Project, including costs and benefits to other affected political subdivisions, the economy of the community, and the demand for public and private services have been analyzed by the Village and have been found to be in the long-term best interest of the community impacted by the Project.
     (f) The Authority and the Village have determined that the proposed land uses and building requirements in the Redevelopment Area are designed with the general purpose of accomplishing, in conformance with the general plan, a coordinated, adjusted, and harmonious development of the Village and its environs which will, in accordance with present and future needs, promote health, safety, morals, order, convenience, prosperity, and the general welfare, as well as efficiency and economy in the process of development; including, among other things, adequate provision for traffic, vehicular parking, the promotion of safety from fire, panic, and other dangers, adequate provision for light and air, the promotion of the healthful and convenient distribution of population, the provision of adequate transportation, water, sewerage, and other public utilities, schools, parks, recreational and community facilities, and other public requirements, the promotion of sound design and arrangement, the wise and efficient expenditure of public funds, and the prevention of the recurrence of insanitary or unsafe dwelling accommodations, or conditions of blight.
Section 2.02 Representations of Redeveloper.
          The Redeveloper makes the following representations:
     (a) The Redeveloper is a Nebraska limited liability company, having the power to enter into this Redevelopment Contract and perform all obligations contained herein and by proper action has been duly authorized to execute and deliver this Redevelopment Contract.
     (b) The execution and delivery of the Redevelopment Contract and the consummation of the transactions therein contemplated will not conflict with or constitute a breach of or default under any bond, debenture, note or other evidence of indebtedness or any contract, loan agreement or lease to which Redeveloper is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of the Redeveloper contrary to the terms of any instrument or agreement.
     (c) There is no litigation pending or to the best of its knowledge threatened against Redeveloper affecting its ability to carry out the acquisition, construction, equipping and furnishing of the Project or the carrying into effect of this Redevelopment Contract or, except as disclosed in writing to the Authority, as to any other matter materially affecting the ability of Redeveloper to perform its obligations hereunder.
     (d) Any financial statements of the Redeveloper or its Members delivered to the Authority prior to the date hereof are true and correct in all respects and fairly present the financial condition of the Redeveloper and the Project as of the dates thereof; no materially adverse change has occurred in the financial condition reflected therein since the respective dates thereof; and no additional borrowings have been made by the Redeveloper since the date thereof except in the ordinary course of business, other than the borrowing contemplated hereby or borrowings disclosed to or approved by the Authority.
ARTICLE III
OBLIGATIONS OF THE AUTHORITY
Section 3.01 Division of Taxes.
          In accordance with Section 18-2147 of the Act, the Authority hereby provides that any ad valorem tax on real property in the Project for the benefit of any public body be divided for a period of fifteen years after the effective date of this provision as set forth in this section. The effective date of this provision shall be January 1, 2007.

          (a) That proportion of the ad valorem tax which is produced by levy at the rate fixed each year by or for each public body upon the Redevelopment Project Valuation (as defined in the Act) shall be paid into the funds of each such public body in the same proportion as all other taxes collected by or for the bodies; and
          (b) That proportion of the ad valorem tax on real property in the Redevelopment Area in excess of such amount, if any, shall be allocated to, is pledged to, and, when collected, paid into a special fund of the Authority to pay the principal of, the interest on, and any premiums due in connection with the bonds, loans, notes or advances of money to, or indebtedness incurred by, whether funded, refunded, assumed, or otherwise, such Authority for financing or refinancing, in whole or in part, such Project. When such bonds, loans, notes, advances of money, or indebtedness, including interest and premium due have been paid, the Authority shall so notify the County Assessor and County Treasurer and all ad valorem taxes upon real property in such Project shall be paid into the funds of the respective public bodies.
Section 3.02 Issuance of TIF Indebtedness.
          Authority shall incur TIF Indebtedness in the form and principal amount and bearing interest and being subject to such terms and conditions as are specified on the attached Exhibit C. The TIF Indebtedness shall be issued as described in the resolution authorizing the issuance thereof and as described on the attached Exhibit C. Bonds or Notes representing the TIF Indebtedness, or a portion thereof, shall be delivered to the purchaser thereof upon receipt of payment therefore and a purchase agreement in form satisfactory to the Authority. The Authority shall have no obligation to purchase any TIF Indebtedness or to identify a purchaser for any TIF Indebtedness. Proceeds of the TIF Indebtedness shall be deposited in a special account of the Authority created for such purpose.

Section 3.03 Pledge of TIF Revenues.
          The Authority hereby pledges the TIF Revenues as security for the TIF Indebtedness. All TIF Indebtedness issued pursuant to this Redevelopment Contact shall be secured on a parity basis.
Section 3.04 Grant of Proceeds of Bonds.
          Authority will grant to Redeveloper the proceeds of the TIF Indebtedness incurred as described on Exhibit C. An amount equal to interest payable on such TIF Indebtedness in 2006 and 2007 shall be retained by the Authority and applied for such purpose or, at the option of the Authority, deposited in a reserve fund of Redeveloper to be applied for such purpose.
          Notwithstanding the foregoing, the amount of the grant shall not exceed the amount of Project Costs certified pursuant to Section 4.02. The grant shall be paid to the Redeveloper upon receipt of requisitions for Project Costs which include supporting documentation requested by Authority and shall, if requested by Redeveloper, be made in one or more advances. Project Costs shall be reimbursed in the order of priority specified on the attached Exhibit D.
Section 3.05 Creation of Fund.
          Authority will create a special fund to collect and hold the TIF Revenues. Such special fund shall be used for no purpose other than to pay TIF Indebtedness issued pursuant to Sections 3.02 and 3.03 above.
Section 3.06
          Authority will provide for hard surfaced road access to the property line of the Redevelopment Area.
ARTICLE IV
OBLIGATIONS OF REDEVELOPER
Section 4.01 Construction of Project; Insurance.

     (a) Redeveloper will complete the Project and install all improvements, buildings, fixtures, equipment and furnishings necessary to operate the Project. Redeveloper shall be solely responsible for obtaining all permits and approvals necessary to acquire, construct and equip the Project. Until construction of the Project has been completed, Redeveloper shall make reports in such detail and at such times as may be reasonably requested by the Authority as to the actual progress of Redeveloper with respect to construction of the Project. Promptly after completion by the Redeveloper of the Project, the Redeveloper shall furnish to the Authority a Certificate of Completion. The certification by the Redeveloper shall be a conclusive determination of satisfaction of the agreements and covenants in this Redevelopment Contract with respect to the obligations of Redeveloper and its successors and assigns to construct the Project. As used herein, the term “completion” shall mean substantial completion of the Project.
     (b) Any contractor chosen by the Redeveloper or the Redeveloper itself shall be required to obtain and keep in force at all times until completion of construction, policies of insurance including coverage for contractors’ general liability and completed operations and a penal bond as required by the Act. The Authority and the Redeveloper shall be named as additional insureds. Any contractor chosen by the Redeveloper or the Redeveloper itself, as an owner, shall be required to purchase and maintain property insurance upon the Project to the full insurable value thereof. This insurance shall insure against the perils of fire and extended coverage and shall include “All Risk” insurance for physical loss or damage. The contractor or the Redeveloper, as the case may be, shall furnish the Authority with a Certificate of Insurance evidencing policies as required above. Such certificates shall state that the insurance companies shall give the Authority prior written notice in the event of cancellation of or material change in any of the policies.
Section 4.02 Cost Certification.

          Redeveloper shall submit to Authority a certification of Project Costs, on or before the date of submission of the Certificate of Completion, prepared by a certified public accountant acceptable to Authority, which shall contain detail and documentation showing the payment of Project Costs specified on the attached Exhibit D in an amount at least equal to the grant to Redeveloper pursuant to Section 3.04.
Section 4.03 Redeveloper to Operate Project.
          Redeveloper will operate the Project for not less than 15 years from the effective date of the provision specified in Section 3.01 of this Redevelopment Contract. The Project shall be operated in accordance with the provisions of this Redevelopment Contract.
Section 4.04 Authority Costs.
          Redeveloper shall reimburse the Village, on the date of execution of this Redevelopment Contract for legal fees and costs then due, and again upon the issuance of TIF Indebtedness, for legal fees and costs incurred by the Village in connection with this Redevelopment Contract. Redeveloper shall also timely pay all fees and costs of the Authority in connection with the issuance of the Bonds and all fees and costs of any trustee, paying agent or registrar with respect thereto.
Section 4.05 No Discrimination.
          Redeveloper agrees and covenants for itself, its successors and assigns that as long as any TIF Indebtedness is outstanding, it will not discriminate against any person or group of persons on account of race, sex, color, religion, national origin, ancestry, disability, marital status or receipt of public assistance in connection with the Project. Redeveloper, for itself and its successors and assigns, agrees that during the construction of the Project, Redeveloper will not discriminate against any employee or applicant for employment because of race, religion, sex, color, national origin, ancestry, disability, marital status or receipt of public assistance. Redeveloper will comply with all applicable federal, state and local laws related to the Project.
Section 4.06 Pay Real Estate Taxes.
          Redeveloper intends to create a taxable real property valuation of the Redevelopment Area and Project of Twenty Five Million Dollars ($25,000,000.00) no later than January 1, 2007. During the period that any TIF Indebtedness is outstanding, Redeveloper will (1) not protest a real estate property valuation on the Redevelopment Area of Twenty Five Million Dollars ($25,000,000.00) or less after substantial completion or occupancy; (2) not convey the Redevelopment Area or structures thereon to any entity which would be exempt from the payment of real estate taxes or cause the nonpayment of such real estate taxes; and (3) cause all real estate taxes and assessments levied on the Redevelopment Area and Project to be paid prior to the time such become delinquent during the term that any Bonds are outstanding. All real estate taxes levied in the year 2021 shall be paid by Redeveloper on or before December 31, 2021.
Section 4.07 Payment in Lieu of Taxes.
          Redeveloper agrees to make payments in lieu of taxes, immediately upon receipt of notice from Authority, if for any reason at any time TIF Revenues received by the Authority are not sufficient to pay principal and interest on the TIF Indebtedness when due. This payment in lieu of tax obligation shall be represented by a guaranty, note or other evidence of indebtedness and shall be secured by a deed of trust and security agreement on the Redevelopment Area and Project in favor of the Authority, which such mortgage or deed of trust shall be subordinate to the mortgages or deeds of trust described in Section 5.02.
Section 4.08 No Assignment or Conveyance.

          Redeveloper shall not convey, assign or transfer the Redevelopment Area, the Project or any interest therein prior to the termination of the 15 year period commencing on the effective date specified in Section 3.01 hereof, without the prior written consent of the Authority, which the Authority shall grant or deny within fifteen (15) days of receipt of written request from Redeveloper, which consent shall not be unreasonably withheld, and which the Authority may make subject to any terms or conditions it deems appropriate, except for the following conveyances, which shall be permitted without consent of Authority:
     (a) any conveyance as security for indebtedness incurred by Redeveloper for Project Costs or any subsequent physical improvements to the Redevelopment Area, provided that any such conveyance shall be subject to the obligations of the Redeveloper pursuant to this Redevelopment Contract;
     (b) any conveyance to any person or entity which owns more than 50% of the voting equity interests of Redeveloper (if Redeveloper is a corporation, partnership, limited liability company or other entity) or with respect to which Redeveloper owns more than 50% of the voting equity interests, provided that any such successor owner of the Project agrees to assume all obligations of the Redeveloper and be bound by all terms and conditions of this Redevelopment Contract;
     (c) if Redeveloper is a corporation, partnership or limited liability company, any merger, consolidation, split off, split-up, spin off or other reorganization of Redeveloper which does not result in a substantial change of control or management of the Redeveloper, provided that any such successor owner of the Project agrees to assume all obligations of the Redeveloper and be bound by all terms and conditions of this Redevelopment Contract.

ARTICLE V
FINANCING REDEVELOPMENT PROJECT; ENCUMBRANCES
Section 5.01 Financing.
          Redeveloper shall pay all Project Costs and any and all other costs related to the Redevelopment Area and the Project which are in excess of the amounts paid from the proceeds of the TIF Indebtedness granted to Redeveloper. Prior to issuance of the TIF Indebtedness, Redeveloper shall provide Authority with evidence satisfactory to the Authority that private funds have been committed to the Redevelopment Project in amounts sufficient to complete the Redevelopment Project. Redeveloper shall timely pay all costs, expenses, fees, charges and other amounts associated with the Project.
          Without limiting the generality of the foregoing, and except as provided in Section 3.06 of this Agreement, Redeveloper shall pay all purchase price and other acquisition costs of the Redevelopment Area and shall pay all off-site public infrastructure costs associated with the Project, including utility extensions and services and improvements.
Section 5.02 Encumbrances.
          Redeveloper shall not create any lien, encumbrance or mortgage on the Project or the Redevelopment Area without the prior written consent of the Authority except encumbrances which secure indebtedness incurred to acquire, construct, equip and operate the Project or for any other physical improvements to the Redevelopment Area. Without limiting the generality of the foregoing, the Redeveloper may secure indebtedness incurred for such purposes in the amount of not to exceed $50,000,000.00 in the aggregate in connection with the initial acquisition, construction, equipping and operation of the Project with mortgages, deeds of trust and security agreements (and refinancings, substitutions and replacements thereof) which have priority over the security for the Project granted pursuant to Section 4.07 of this Agreement.
ARTICLE VI
DEFAULT, REMEDIES; INDEMNIFICATION
Section 6.01 General Remedies of Authority and Redeveloper.
          Subject to the further provisions of this Article VI, in the event of any failure to perform or breach of this Redevelopment Contract or any of its terms or conditions, by any party hereto or any successor to such party, such party, or successor, shall, upon written notice from the other, proceed immediately to commence such actions as may be reasonably designed to cure or remedy such failure to perform or breach which cure or remedy shall be accomplished within a reasonable time by the diligent pursuit of corrective action. In case such action is not taken, or diligently pursued, or the failure to perform or breach shall, not be cured or remedied within a reasonable time, this Redevelopment Contract shall be in default and the aggrieved party may institute such proceedings as may be necessary or desirable to enforce its rights under this Redevelopment Contract, including, but not limited to, proceedings to compel specific performance by the party failing to perform or in breach of its obligations.
Section 6.02 Additional Remedies of Authority.
          In the event that:
     (a) The Redeveloper, or successor in interest, fails to commence construction of the Project (which, for purposes of this paragraph shall mean expenditure of an amount equal to at least ten percent (10%) of the total projected cost of the Project) by July 1, 2006;
     (b) The Redeveloper, or successor in interest, shall fail to complete the construction of the Project on or before July 1,2007, or shall abandon construction work for any period of 90 days;

     (c) The Redeveloper, or successor in interest, shall fail to pay real estate taxes or assessments on the Redevelopment Area or any part thereof or payments in lieu of taxes pursuant to Section 4.07 when due, and such taxes or assessments or payments in lieu of taxes shall not have been paid, or provisions satisfactory to the Authority made for such payment within 30 days following written notice from Authority; or
     (d) There is, in violation of Section 4.08 of this Redevelopment Contract, transfer of the Redevelopment Area or any part thereof, and such failure or action by the Redeveloper has not been cured within 30 days following written notice from Authority, then the Redeveloper shall be in default of this Redevelopment Contract.
          In the event of such failure to perform, breach or default occurs and is not cured in the period herein provided, the parties agree that the damages caused to the Authority would be difficult to determine with certainty and that a reasonable estimation of the amount of damages that could be incurred is the amount of the grant to Redeveloper pursuant to Section 3.05 of this Redevelopment Contract, less any reductions in the principal amount of the TIF Indebtedness, plus interest on such amounts as provided herein (the “Liquidated Damages Amount”). The Liquidated Damages Amount shall be paid by Redeveloper to Authority within 30 days of demand from Authority.
          Interest shall accrue on the Liquidated Damages Amount at the rate of one percent (1%) over the prime rate as published and modified in the Wall Street Journal from time to time and interest shall commence from the date that the Authority gives notice to the Redeveloper demanding payment.

          Payment of the Liquidated Damages Amount shall not relieve Redeveloper of its obligation to pay real estate taxes or assessments or payments in lieu of taxes with respect to the Project.
Section 6.03 Remedies in the Event of Other Redeveloper Defaults.
          In the event the Redeveloper fails to perform any other provisions of this Redevelopment Contract (other than those specific provisions contained in Section 6.02), the Redeveloper shall be in default. In such an instance, the Authority may seek to enforce the terms of this Redevelopment Contract or exercise any other remedies that may be provided in this Redevelopment Contract or by applicable law; provided, however, that the default covered by this Section shall not give rise to a right or rescission or termination of this Redevelopment Contract, and shall not be covered by the Liquidated Damages Amount.
Section 6.04 Enforced Delay Beyond Party’s Control.
          For the purposes of any of the provisions of this Redevelopment Contract, neither the Authority nor the Redeveloper, as the case may be, nor any successor in interest, shall be considered in breach of or default in its obligations with respect to the conveyance or preparation of the Redevelopment Area for redevelopment, or the beginning and completion of construction of the Project, or progress in respect thereto, in the event of enforced delay in the performance of such obligations due to unforeseeable causes beyond its control and without its fault or negligence, including, but not restricted to, acts of God, or of the public enemy, acts of the Government, acts of the other party, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, and unusually severe weather or delays in subcontractors due to such causes; it being the purpose and intent of this provision that in the event of the occurrence of any such enforced delay, the time or times for performance of the obligations of the Authority or of the Redeveloper with respect to construction of the Project, as the case may be, shall be extended for the period of the enforced delay;

Provided, that the party seeking the benefit of the provisions of this section shall, within thirty (30) days after the beginning of any such enforced delay, have first notified the other party thereof in writing, and of the cause or causes thereof and requested an extension for the period of the enforced delay.
Section 6.05 Limitation of Liability; Indemnification.
          Notwithstanding anything in this Article VI or this Redevelopment Contract to the contrary, neither Authority, Village, nor their officers, directors, employees, agents or their governing bodies shall have any pecuniary obligation or monetary liability under this Redevelopment Contract. The sole obligation of the Village and the Authority under this Redevelopment Contract shall be the issuance of the TIF Indebtedness and granting the proceeds thereof to Redeveloper as set forth in Article III. The obligation of the Authority on any TIF Indebtedness shall be limited solely to the TIF Revenues pledged as security for such TIF Indebtedness. Specifically, but without limitation, neither Village nor Authority shall be liable for any costs, liabilities, actions, demands, or damages for failure of any representations, warranties or obligations hereunder. The Redeveloper releases the Authority and the Village from, agrees that the Authority and the Village shall not be liable for, and agrees to indemnify and hold the Authority and the Village harmless from any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project.
          The Redeveloper will indemnify and hold each of the Authority and the Village and their directors, officers, agents, employees and member of their governing bodies free and harmless from any loss, claim, damage, demand, tax, penalty, liability, disbursement, expense, including litigation expenses, attorneys’ fees and expenses, or court costs arising out of any damage or injury, actual or claimed, of whatsoever kind or character, to property (including loss of use thereof) or persons, occurring or allegedly occurring in, on or about the Project during the term of this Redevelopment Contract or arising out of any action or inaction of Redeveloper, whether or not related to the Project, or resulting from or in any way connected with specified events, including the management of the Project, or in any way related to the enforcement of this Redevelopment Contract or any other cause pertaining to the Project.
ARTICLE VII
MISCELLANEOUS
Section 7.01 Notice Recording.
          This Redevelopment Contract or a notice memorandum of this Redevelopment Contract shall be recorded with the County Register of Deeds in which the Redevelopment Area is located.
Section 7.02 Governing Law.
          This Redevelopment Contract shall be governed by the laws of the State of Nebraska, including but not limited to the Act.
Section 7.03 Binding Effect; Amendment.
          This Redevelopment Contract shall be binding on the parties hereto and their respective successors and assigns. This Redevelopment Contract shall run with the Redevelopment Area. The Redevelopment Contract shall not be amended except by a writing signed by the party to be bound.

          IN WITNESS WHEREOF, Authority and Redeveloper have signed this Redevelopment Contract as of the date and year first above written.

ATTEST:		COMMUNITY REDEVELOPMENT AUTHORITY OF THE VILLAGE OF JACKSON, NEBRASKA

	/s/ Donna Hirsch	By:	/s/ Margaret Rahn
Its:	Village Crew	Its:	Chairperson Proteum

STATE OF NEBRASKA	)
) ss.
COUNTY OF DAKOTA	)
          The foregoing instrument was acknowledged before me this 20th day of July, 2006, by Margaret Rahn and                                                       ,                   and                  , respectively, of the Community Redevelopment Authority of the Village of Jackson, Nebraska, on behalf of the Authority.

(S E A L)
GENERAL NOTARY, State of Nebraska	/s/ Joan C. Spencer
JOAN C. SPENCER My Comm. Exp. 6-30-08	Notary Public

SIOUXLAND ETHANOL, LLC, Redeveloper
By:	/s/ Tom Lynch
Its:	Manager

STATE OF NEBRASKA	)
) ss.
COUNTY OF DAKOTA	)
          The foregoing instrument was acknowledged before me this 24 day of July, 2006, by Tom Lynch, Manager of Siouxland Ethanol, LLC, on behalf of the limited liability company.

(S E A L)
GENERAL NOTARY, State of Nebraska	/s/ Ryan Jones
RYAN JONES My Comm. Exp. June 30, 2008	Notary Public

EXHIBIT A
DESCRIPTION OF REDEVELOPMENT AREA
Tracts of land located over and across Sections 35, 34 and 27, Township 29 North, Range 7 East of the 6th P.M., Dakota County, more particularly described as follows: Beginning at the intersection of the center line of Highway #20 and the West line of the Village of Jackson, Nebraska, thence Northwesterly along the centerline of said Highway #20 to the point of intersection with the North line of the Southwest 1/4 of Section 27, Township 29 North, Range 7 East of the 6th P.M., Dakota County, Nebraska; thence Westerly on said North line to the intersection to the West property line of Tract “B”, thence Southeasterly along said West property line of Tract “B” to a point of the intersection with the South line of Section 27, Township 29 North, Range 7 East of the 6th P.M., Dakota County, Nebraska; thence Easterly along said South line to the intersection with the East Right-Of-Way line of the Chicago, St. Paul, Minneapolis and Omaha Railroad Company (n/k/a Nebraska Northeastern Railway Company); thence Southeasterly along the said Eastern Railroad Right-Of-Way line to the point of intersection with the West line of the SE 1/4 of the NE 1/4 of Section 35, Township 29 North, Range 7 East of the 6th P.M.; thence North along said quarter-quarter line to the West line of the Village of Jackson; thence continue on the West line of the Village of Jackson to the intersection with the center line of Highway #20 which is the point of beginning.
Said described parcel is contiguous and adjacent to the Village of Jackson, Nebraska.

A-1

EXHIBIT B
DESCRIPTION OF PROJECT
An ethanol production facility, including all necessary receiving, storage, processing, pollution control, waste handling, and shipping buildings, equipment and furnishings and ancillary facilities sufficient to produce approximately 50 million gallons of anhydrous ethanol annually.

B-1

EXHIBIT C
TIF INDEBTEDNESS

1.	Principal Amount:	Not to exceed amount which can be fully paid, with interest, based on current overall tax levy and projected assessed value of Project real estate upon completion.

2.	Payments:	Interest only in 2006 and 2007. Thereafter, principal and interest semi-annually, in amounts sufficient to fully pay the TIF Indebtedness in full on or before December 31, 2021, as set by Resolution of the Authority.

3.	Interest Rate:	Not to exceed ten percent (10%) per annum, as set by Resolution of the Authority.

4.	Maturity Date:	On or before December 31, 2021.

5.	Security:	First pledge of TIF Revenues and subordinate pledge of certain assets of Redeveloper.

C-1

EXHIBIT D
PROJECT COSTS
All Project Costs payable from the proceeds of TIF Indebtedness pursuant to the Act including, in the following order of priority:
1.	All acquisition costs of the Redevelopment Area

2.	Site work and site preparation

3.	Utility extensions, installation of gas, water, sewer and electrical lines and equipment

4.	Construction of roadways and rail service lines

5.	Pollution control equipment

D-1

EXHIBIT E
REDEVELOPMENT PLAN

E-1